Exhibit 99.1

TPG RE Finance Trust, Inc. Reports Operating Results for the Quarter Ended March 31, 2021

NEW YORK—(BUSINESS WIRE)— May 4, 2021. TPG RE Finance Trust, Inc. (NYSE: TRTX) (“TRTX” or the “Company”) reported its operating results for the quarter ended March 31, 2021.

FIRST QUARTER 2021 ACTIVITY

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GAAP net income attributable to common stockholders was $24.2 million, net income per diluted common share was $0.30 based on a diluted weighted average share count of 80.7 million common shares, and book value per common share on March 31, 2021 was $16.61.

•	Net interest margin was $37.9 million during the three months ending March 31, 2021 compared to $40.6 million for the preceding quarter, a decrease of $2.7 million, or 6.6%.

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Declared on March 16, 2021 a dividend of $0.20 per common share, which was paid on April 23, 2021 to shareholders of record as of March 26, 2021. Paid on March 31, 2021 a quarterly dividend on the Company’s Series B Preferred Stock of $6.1 million, or $0.68 per preferred share.

•	Closed one new loan commitment totaling $45.4 million, with an initial unpaid principal balance of $37.5 million, a credit spread of 3.30%, and a loan-to-value ratio of 63.7%.

•	Funded $30.4 million of future funding obligations associated with existing loans.

•	Reduced CECL reserve by $4.0 million to $58.8 million at quarter-end, equating to 118 basis points of total loan commitments, down from $62.8 million and 127 basis points at December 31, 2020.

•	Received no repayments of loans in full and $5.3 million of partial loan repayments.

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Held at quarter-end total liquidity of $632.9 million comprised of: cash and cash equivalents of $301.6 million; undrawn capacity (liquidity available to us without the need to pledge additional collateral to our lenders) under secured borrowing arrangements of $21.2 million (of which $0.8 million was immediately available); and $310.1 million of cash in CLOs available for investment in eligible collateral.

•	Closed TRTX 2021-FL4, a $1.25 billion managed CRE CLO with a 24-month reinvestment period and a weighted average interest rate at issuance of LIBOR plus 1.60%, before transaction costs.

•	Repaid $615.0 million in secured financing with proceeds from TRTX 2021-FL4.

•	Increased non-recourse, non-mark-to-market financings to 83.6% of total loan portfolio financing.

•	Benefited from LIBOR floors on our loan portfolio with a weighted average LIBOR floor of 1.64%, approximately 153 basis points higher than one-month LIBOR as of March 31, 2021.

SUBSEQUENT EVENTS

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Closed one first mortgage loan with a total loan commitment amount of $47.0 million and initial funding of $45.9 million. This loan was financed in TRTX 2021-FL4, and together with the contribution in April 2021 of a $37.5 million loan, the Company has utilized $83.4 million of the FL4 Ramp-Up Account.

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Closing seven first mortgage loans with a total loan commitment amount of $588.7 million and initial fundings of $464.5 million. The majority of these loans, measured by commitment amount, are expected to be financed in TRTX 2021-FL4.

Matthew Coleman, President, stated: “Our positive operating results in the first quarter are the result of key achievements across multiple areas of strategic importance for TRTX. We remain focused on originating high quality, first mortgage loans with best-in-class sponsors in strong growth markets. We continue to optimize our capital structure by reducing our cost of funds and increasing our non-mark-to-market liabilities. With substantial liquidity available for deployment by our experienced team, we are well positioned for continued growth.”

The Company issued a supplemental presentation detailing its first quarter 2021 operating results, which can be viewed at http://investors.tpgrefinance.com/.

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host a conference call and webcast to review its financial results with investors and other interested parties at 10:00 a.m. ET on Wednesday, May 5th, 2021. To participate in the conference call, callers from the United States and Canada should dial +1 (877) 407-9716, and international callers should dial +1 (201) 493-6779, ten minutes prior to the scheduled call time. The webcast may also be accessed live by visiting the Company’s investor relations website at http://investors.tpgrefinance.com/event.

REPLAY INFORMATION

A replay of the conference call will be available after 1:00 p.m. ET on Wednesday, May 5th, 2021 through 11:59 p.m. ET on Wednesday, May 19, 2021. To access the replay, listeners may use +1 (844) 512-2921 (domestic) or +1 (412) 317-6671 (international). The passcode for the replay is 13718544. The recorded replay will be available on the Company’s website for one year after the call date.

ABOUT TRTX

TPG RE Finance Trust, Inc. is a commercial real estate finance company that originates, acquires, and manages primarily first mortgage loans secured by institutional properties located in primary and select secondary markets in the United States. The Company is externally managed by TPG RE Finance Trust Management, L.P., a part of TPG Real Estate, which is the real estate investment platform of global alternative asset firm TPG. For more information regarding TRTX, visit https://www.tpgrefinance.com/.

FORWARD-LOOKING STATEMENTS

The information contained in this earnings release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the investments of the Company; the ultimate geographic spread, severity and duration of pandemics such as the outbreak of novel coronavirus (“COVID-19”), actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the Company’s ability to originate loans that are in the pipeline and under evaluation by the Company; and financing needs and arrangements. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition or state other forward-looking information. Statements, among others, relating to the continuing impact of COVID-19 on the Company’s business, financial condition and results of operations and the Company’s ability to generate future growth and deliver returns are forward-looking statements, and the Company cannot assure you that TRTX will achieve such results. The ability of TRTX to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company’s views only as of the date of this earnings release. Except as required by law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements appearing in this earnings release. The Company does not undertake any obligation to update any forward-looking statements contained in this earnings release as a result of new information, future events or otherwise.

INVESTOR RELATIONS CONTACT

+1 (212) 405-8500

IR@tpgrefinance.com

MEDIA CONTACT

TPG RE Finance Trust, Inc.

Courtney Power

+1 (415) 743-1550

media@tpg.com

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